EXHIBIT 10.1

JOINDER AND FIRST LOAN MODIFICATION AGREEMENT

This Joinder and First Loan Modification Agreement (this “Agreement”) is entered into as of September 20, 2018, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), (b) MEDICAL TRANSCRIPTION BILLING, CORP., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Parent Borrower”), and MTBC ACQUISITION, CORP., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Acquisition” and, together with Parent Borrower, jointly and severally, individually and collectively, “Existing Borrower), and (c) MTBC HEALTH, INC., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Health”), and MTBC PRACTICE MANAGEMENT, INC., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Management” and, together with Health, jointly and severally, individually and collectively, “New Borrower”, and New Borrower, together with Existing Borrower, jointly, severally, individually and collectively, the “Borrower”).

1.        DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Existing Borrower to Bank, Existing Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 13, 2017, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 13, 2017, between Existing Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.        JOINDER TO LOAN AGREEMENT. New Borrower hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints each other Borrower as its agent for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

3.        SUBROGATION AND SIMILAR RIGHTS. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law until all Obligations are indefeasibly paid in full (except for inchoate indemnification obligations). Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement, the Loan Agreement or other Loan Documents, each Borrower irrevocably fully subordinates and defers, until all Obligations are indefeasibly paid in full (except for inchoate indemnification obligations) all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 3 shall be null and void. If any payment is made to a Borrower in contravention of this Section 3, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

4.        GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets, and all New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected first priority security interest to Bank in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of the Loan Agreement to have superior priority to Bank’s lien under the Loan Agreement). New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Any such financing statement may indicate the Collateral as “all assets of Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5.        REPRESENTATIONS AND WARRANTIES. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower was named as “Borrower” in the Loan Documents in addition to Existing Borrower.

6.        DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

7.        DELIVERY OF DOCUMENTS. Each Borrower hereby agrees that the following documents shall be delivered to Bank prior to or contemporaneously with delivery of this Agreement, each in form and substance satisfactory to Bank:

a.	duly executed original signatures to the Warrant to Purchase Stock dated as of the date of this Agreement, together with a capitalization table for Parent Borrower;

b.	a secretary’s corporate borrowing certificate for each Borrower with respect to such Borrower’s certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement;

c.	consent of the shareholders of each Borrower authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement (if required by such Borrower’s corporate documents);

d.	a long-form Certificate of Good Standing for each New Borrower from the State of Delaware;

e.	certificates of Good Standing/Foreign Qualification for each New Borrower, from each state in which such New Borrower is qualified to do business;

f.	the results of a UCC search for each New Borrower indicating that there are no Liens other than Permitted Liens, and otherwise in form and substance satisfactory to Bank;

g.	a Perfection Certificate for each New Borrower;

h.	such other documents as Bank may reasonably request.

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8.        DESCRIPTION IN CHANGE IN TERMS.

A.        Modifications to Loan Agreement.

1	Borrower hereby acknowledges and agrees that, on or before the date that is thirty (30) days from the date of this Agreement, Borrower will deliver to Bank, in form and substance satisfactory to Bank, evidence of insurance (on Acord 28 and Acord 25 certificates, together with endorsements to the liability and property policies) for each Borrower. Borrower acknowledges and agrees that the failure of Borrower to satisfy the requirements set forth in the immediately preceding sentence on or before the date that is thirty (30) days from the date of this Agreement shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

2	The Loan Agreement shall be amended by deleting the defined terms “Borrower” and “Subsidiary Borrower”, where they appear in the preamble thereof.

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3(a) thereof:

“The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (i) (A) Two Hundred Fifty Thousand Dollars ($250,000.00), minus (B) amounts used for Cash Management Services, and minus (C) the FX Reduction Amount and (ii) (A) the lesser of the Revolving Line or the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (C) the FX Reduction Amount.”

and inserting in lieu thereof the following:

“The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (i) (A) Five Hundred Thousand Dollars ($500,000.00), minus (B) amounts used for Cash Management Services, and minus (C) the FX Reduction Amount and (ii) (A) the lesser of the Revolving Line or the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (C) the FX Reduction Amount.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.4 thereof:

“The aggregate FX Reduction Amount at any one time may not exceed the lesser of (i) (A) Two Hundred Fifty Thousand Dollars ($250,000.00), minus (B) the sum of all amounts used for Cash Management Services, and minus (C) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and (ii) (A) the lesser of the Revolving Line or the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (C) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve).”

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and inserting in lieu thereof the following:

“The aggregate FX Reduction Amount at any one time may not exceed the lesser of (i) (A) Five Hundred Thousand Dollars ($500,000.00), minus (B) the sum of all amounts used for Cash Management Services, and minus (C) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and (ii) (A) the lesser of the Revolving Line or the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances (including any amounts used for Cash Management Services), and minus (C) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve).”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5 thereof:

“Borrower may use the Revolving Line in an aggregate amount not to exceed the lesser of (i) (A) Two Hundred Fifty Thousand Dollars ($250,000.00), minus (B) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (C) the FX Reduction Amount and (ii) (A) the lesser of the Revolving Line or the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances, minus the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (C) the FX Reduction Amount for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).”

and inserting in lieu thereof the following:

“Borrower may use the Revolving Line in an aggregate amount not to exceed the lesser of (i) (A) Five Hundred Thousand Dollars ($500,000.00), minus (B) the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (C) the FX Reduction Amount and (ii) (A) the lesser of the Revolving Line or the Borrowing Base, minus (B) the sum of all outstanding principal amounts of any Advances, minus the aggregate Dollar Equivalent of the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and minus (C) the FX Reduction Amount for Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.7 thereof:

“(a) Interest Rate. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one and three-quarters of one percent (1.75%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.7(d) below.”

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and inserting in lieu thereof the following:

“        (a)          Interest Rate. Subject to Section 2.7(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) one and one-half of one percent (1.50%) above the Prime Rate and (ii) six and one-half of one percent (6.50%), which interest shall be payable monthly in accordance with Section 2.7(d) below.”

7	The Loan Agreement shall be amended by (i) renumbering subsection (j) of Section 6.2 as subsection (k) and (ii) inserting the following new text, to appear as subsection (j) of Section 6.2:

“        (j)          prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and”

8	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.6 thereof:

“In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of One Thousand Dollars ($1,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

and inserting in lieu thereof the following:

“In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

9	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.8(a) thereof:

“Maintain its and all of its Subsidiaries’ operating and other deposit accounts, the Cash Collateral Account and securities/investment accounts with Bank and Bank’s Affiliates, provided, however that, (i) for a period of up to one hundred eighty (180) days from the Effective Date, Borrower shall be permitted to maintain its accounts with Opus Bank existing as of the Effective Date that are disclosed on the Perfection Certificate so long as the aggregate amount maintained in such accounts (for all such accounts together) does not exceed Ten Thousand Dollars ($10,000.00), (ii) Borrower shall be permitted to maintain its accounts with TD Bank, Boenning & Scattergood, Inc. and PayPal existing as of the Effective Date that are disclosed on the Perfection Certificate so long as the aggregate amount maintained in such accounts (for all such accounts together) does not exceed Ten Thousand Dollars ($10,000.00) and (iii) Borrower’s Foreign Subsidiaries shall be permitted to maintain accounts with financial institutions other than Bank located outside of the United States so long as the aggregate amount maintained in the accounts in this subsection (iii) (for all such accounts together) does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00), provided, however, that the aggregate amount in such accounts may exceed the foregoing amount for a period of up to fourteen (14) consecutive Business Days in any month so long as the excess amount is solely due to the monthly transfer of funds from Borrower for such Subsidiaries’ payroll and business expenses or due to foreign currency exchange fluctuation.”

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and inserting in lieu thereof the following:

“Maintain its and all of its Subsidiaries’ operating and other deposit accounts, the Cash Collateral Account and securities/investment accounts with Bank and Bank’s Affiliates, provided, however that, (i) Borrower shall be permitted to maintain (A) its accounts with TD Bank, Boenning & Scattergood, Inc. and PayPal existing as of the First LMA Effective Date that are disclosed on the Perfection Certificate so long as the aggregate amount maintained in such accounts (for all such accounts together) does not exceed Ten Thousand Dollars ($10,000.00) and (B) accounts maintained by Borrower in its capacity as agent for its customers so long as such accounts do no hold any cash or other assets of Borrower at any time and (ii) Borrower’s Foreign Subsidiaries shall be permitted to maintain accounts with financial institutions other than Bank located outside of the United States so long as the aggregate amount maintained in the accounts in this subsection (ii) (for all such accounts together) does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00), provided, however, that the aggregate amount in such accounts may exceed the foregoing amount for a period of up to fourteen (14) consecutive Business Days so long as the excess amount is solely due to the monthly transfer of funds from Borrower for such Subsidiaries’ payroll and business expenses or due to foreign currency exchange fluctuation.”

10	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.8(b) thereof:

“The provisions of the previous sentence shall not apply to (i) for a period of one hundred eighty (180) days from the Effective Date, Borrower’s existing accounts with Opus Bank described in Section 6.8(a) above, (ii) Borrower’s existing accounts with TD Bank, Boenning & Scattergood and PayPal described in Section 6.8(a) above and (iii) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

and inserting in lieu thereof the following:

“The provisions of the previous sentence shall not apply to (i) Borrower’s existing accounts with TD Bank, Boenning & Scattergood and PayPal and accounts maintained by Borrower in its capacity as agent for its customers, in each case, as described in Section 6.8(a) above and (ii) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

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11	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9(b) thereof:

“and (iii) Five Hundred Thousand Dollars ($500,000.00) for the three (3) month period ending June 30, 2018 and for the three (3) month period ending on the last day of each month thereafter.”

and inserting in lieu thereof the following:

“(iii) Five Hundred Thousand Dollars ($500,000.00) for the three (3) month period ending June 30, 2018, (iv) One Hundred Thousand Dollars ($100,000.00) for the three (3) month period ending July 31, 2018, (v) One Hundred Twenty Five Thousand Dollars ($125,000.00) for the three (3) month period ending August 31, 2018, (vi) One Hundred Fifty Thousand Dollars ($150,000.00) for the three (3) month period ending September 30, 2018, (vii) Two Hundred Fifty Thousand Dollars ($250,000.00) for the three (3) month period ending October 31, 2018, (viii) Three Hundred Fifty Thousand Dollars ($350,000.00) for the three (3) month period ending November 30, 2018, (ix) Four Hundred Thousand Dollars ($400,000.00) for the three (3) month period ending December 31, 2018, (x) Five Hundred Thousand Dollars ($500,000.00) for the three (3) month period ending January 31, 2019, (xi) Six Hundred Thousand Dollars ($600,000.00) for the three (3) month period ending February 28, 2019, (xii) Seven Hundred Fifty Thousand Dollars ($750,000.00) for the three (3) month period ending March 31, 2019, (xiii) Eight Hundred Fifty Thousand Dollars ($850,000.00) for the three (3) month period ending April 30, 2018, (xiv) Nine Hundred Fifty Thousand Dollars ($950,000.00) for the three (3) month period ending May 31, 2019, (xv) One Million Dollars ($1,000,000.00) for the three (3) month period ending June 30, 2019, (xvi) One Million One Hundred Thousand Dollars ($1,100,000.00) for the three (3) month period ending July 31, 2019, (xvii) One Million Two Hundred Thousand Dollars ($1,200,000.00) for the three (3) month period ending August 31, 2019 and (xviii) One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for the three (3) month period ending September 30, 2019 and for the three (3) month period ending on the last day of each month thereafter.”

12	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.12 thereof:

“          (b)          Comply with the terms of the “Banking Terms and Conditions” and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via the online banking platform and to further assume that any submissions or requests made via the online banking platform have been duly authorized by an Administrator.”

and inserting in lieu thereof the following:

“          (b)          Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.”

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13	The Loan Agreement shall be amended by inserting the following new text, to appear at the end of Section 7.2 thereof:

“If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Fifty Thousand Dollars ($50,000.00) of Borrower’s assets or property, then Borrower will first receive the written consent of Bank, and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank.”

14	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“        (f)          Indebtedness consisting of the financing of insurance premiums not exceeding Three Hundred Fifty Thousand Dollars ($350,000.00) in the aggregate outstanding at any time; and”

and inserting in lieu thereof the following:

“        (f)          Indebtedness consisting of the financing of insurance premiums not exceeding Four Hundred Fifty Thousand Dollars ($450,000.00) in the aggregate outstanding at any time; and”

15	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“        “Acquisition” is MTBC Acquisition, Corp., a Delaware corporation.”

“        “First LMA Effective Date” is _________, 2018.” [DATE OF THIS AGREEMENT. TO BE COMPLETED AT CLOSING]

“        “Health” is MTBC Health, Inc., a Delaware corporation.”

“        “Management” is MTBC Practice Management, Corp., a Delaware corporation.”

16	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“        “Administrator” is an individual that is named:

(a)        as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the “Banking Terms and Conditions”) on behalf of Borrower; and

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(b)        as an Authorized Signer of Borrower in an approval by the Board.”

“        “Borrower” is defined in the preamble hereof.”

“        “Repeatable Revenue” is the difference of (a) Borrower’s committed repeatable revenue determined in accordance with GAAP attributable to ongoing medical billing fees for electronic health records, platform management software and revenue cycle management services and any other repeatable revenue billed in arrears based on usage that is earned during the prior month pursuant to a binding, written agreements which arise in the ordinary course of Borrower’s business that (i) meet all of Borrower’s representations and warranties described in Section 5.3, (ii) are payable on a monthly, quarterly or annual basis and (iii) are or may be due and owing from Account Debtors deemed acceptable to Bank in its sole discretion minus (b) any discounts, credits, reserves for bad debt, customer adjustments, or other offsets; provided that Bank reserves the right at any time and from time to time to exclude and/or remove any Account, or portion thereof, from the definition of Repeatable Revenue, in its sole discretion.”

“        “Revolving Line” is an aggregate principal amount equal to Five Million Dollars ($5,000,000.00).”

“        “Revolving Line Maturity Date” is the date that is three (3) years from the Effective Date; provided, on any date that is more than one (1) year prior to the Revolving Line Maturity Date (taking into account any extensions of the Revolving Line Maturity Date agreed to by Bank after the Effective Date), Bank may elect in its sole and absolute discretion to extend the Revolving Line Maturity Date for an additional year.”

“        “Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and Bank, as amended, modified, supplemented and/or restated from time to time.”

and inserting in lieu thereof the following:

“        “Administrator” is an individual that is named:

(a)        as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b)        as an Authorized Signer of Borrower in an approval by the Board.”

“        “Borrower” means, individually and collectively, jointly and severally, Parent Borrower, Acquisition, Health and Management.”

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“        “Repeatable Revenue” is the difference of (a) Borrower’s committed repeatable revenue determined in accordance with GAAP attributable to ongoing medical billing fees for electronic health records, practice management software and services, revenue cycle management services, group purchasing organization referral fees and any other repeatable revenue billed in arrears based on usage that is earned during the prior month pursuant to a binding, written agreements which arise in the ordinary course of Borrower’s business that (i) meet all of Borrower’s representations and warranties described in Section 5.3, (ii) are payable on a monthly, quarterly or annual basis and (iii) are or may be due and owing from Account Debtors deemed acceptable to Bank in its sole discretion minus (b) any discounts, credits, reserves for bad debt, customer adjustments, or other offsets; provided that Bank reserves the right at any time and from time to time to exclude and/or remove any Account, or portion thereof, from the definition of Repeatable Revenue, in its sole discretion.”

“        “Revolving Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000.00).”

“        “Revolving Line Maturity Date” October 13, 2021.”

“        “Warrant” is, collectively, (a) that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and Bank and (b) that certain Warrant to Purchase Stock dated as of the First LMA Effective Date between Borrower and Bank, in each case as amended, modified, supplemented and/or restated from time to time.”

17	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

9.        FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Fifty Thousand Dollars ($50,000.00), which fee shall be fully earned, due and payable on the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

10.        PERFECTION CERTIFICATES.

(a)        Parent Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of __________, 2018 delivered by Parent Borrower to Bank (the “Parent Borrower Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Parent Borrower provided to Bank in the Parent Borrower Perfection Certificate have not changed, as of the date hereof.

(b)        Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of __________, 2018 (the “Acquisition Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Acquisition provided to Bank in the Acquisition Perfection Certificate have not changed, as of the date hereof.

(c)        In connection with this Agreement, Health delivered to Bank a Perfection Certificate signed by Health dated as of the date of this Agreement (the “Health Perfection Certificate”). Health represents and warrants to Bank that: (i) Health’s exact legal name is that indicated on the Health Perfection Certificate and on the signature page hereof; and (ii) Health is an organization of the type, and is organized in the jurisdiction, set forth in the Health Perfection Certificate; and (iii) the Health Perfection Certificate accurately sets forth Health’s organizational identification number or accurately states that Health has none; (iv) the Health Perfection Certificate accurately sets forth Health’s place of business, or, if more than one, its chief executive office as well as Health’s mailing address if different, and (v) all other information set forth on the Health Perfection Certificate pertaining to Health is accurate and complete.

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(d)        In connection with this Agreement, Management delivered to Bank a Perfection Certificate signed by Management dated as of the date of this Agreement (the “Management Perfection Certificate”). Management represents and warrants to Bank that: (i) Management’s exact legal name is that indicated on the Management Perfection Certificate and on the signature page hereof; and (ii) Management is an organization of the type, and is organized in the jurisdiction, set forth in the Management Perfection Certificate; and (iii) the Management Perfection Certificate accurately sets forth Management’s organizational identification number or accurately states that Management has none; (iv) the Management Perfection Certificate accurately sets forth Management’s place of business, or, if more than one, its chief executive office as well as Management’s mailing address if different, and (v) all other information set forth on the Management Perfection Certificate pertaining to Management is accurate and complete.

Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include, collectively, the Parent Borrower Perfection Certificate, the Acquisition Perfection Certificate, the Health Perfection Certificate and the Management Perfection Certificate.

11.        CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

12.        RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

13.        [Reserved].

14.        CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Agreement.

15.        COUNTERSIGNATURE. This Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

EXISTING BORROWER:		BANK:

MEDICAL TRANSCRIPTION BILLING, CORP.		SILICON VALLEY BANK

By:	/s/ Bill Korn	By:	/s/ Nathan Meaux
Name:	Bill Korn	Name:	Nathan Meaux
Title:	CFO	Title:	Vice President

MTBC ACQUISITION, CORP.

By:	/s/ Bill Korn
Name:	Bill Korn
Title:	CFO

NEW BORROWER:

MTBC HEALTH, INC.

By:	/s/ Bill Korn
Name:	Bill Korn
Title:	CFO

MTBC PRACTICE MANAGEMENT, CORP.

By:	/s/ Bill Korn
Name:	Bill Korn
Title:	CFO

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MEDICAL TRANSCRIPTION BILLING, CORP.,
MTBC ACQUISITION, CORP., MTBC HEALTH, INC.
and MTBC PRACTICE MANAGEMENT, CORP.

The undersigned authorized officer of MEDICAL TRANSCRIPTION BILLING, CORP., MTBC ACQUISITION, CORP., MTBC HEALTH, INC. and MTBC PRACTICE MANAGEMENT, CORP. (jointly and severally, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited) on Form 10-K	Within 5 days after filing with SEC
10-Q and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Repeatable Revenue Reports	Monthly within 30 days	Yes No
Board-approved projections	FYE within 30 days, and as updated/ amended	Yes No

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Liquidity Ratio (at all times; tested monthly)	> 1.0 : 1.0	______ : 1.0	Yes No
Adjusted EBITDA (trailing three-month; tested monthly)	> _______*	______ : 1.0	Yes No

* As set forth in Section 6.9(b) of the Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

—————————————————————————————————————————————————————————————————————————

MEDICAL TRANSCRIPTION BILLING, CORP. MTBC ACQUISITION, CORP.	BANK USE ONLY
MTBC HEALTH, INC.	Received by:
MTBC PRACTICE MANAGEMENT, CORP.		authorized signer
Date:

By:	Verified:
Name:		authorized signer
Title:	Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.        Liquidity Ratio (at all times) (tested monthly) (Section 6.9(a))

Required: > 1.0 : 1.0

Actual: ___ : 1:0

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained with Bank and Bank’s Affiliates	$________

B.	Aggregate value of Borrower’s net billed accounts receivable	$________

C.	The sum of lines A and B	$________

D.	All obligations and liabilities of Borrower to Bank (other than any obligations related to Bank Services that are secured by specifically pledged and segregated cash on terms and in amounts satisfactory to Bank in its sole discretion)	$________

E.	Liquidity Ratio (line C divided by line D)	________

Is line E equal to or greater than 1.0 : 1.0?

No, not in compliance	Yes, in compliance

II.        Adjusted EBITDA (trailing three-month) (tested monthly) (Section 6.9(b))

Required: $_________________*

*As set forth in Section 6.9(b) of the Agreement.

Actual:        $_________________

A.	Net Income	$__________

B.	To the extent included in the determination of Net Income

	1. Interest Expense	$__________

	2. Income tax expense	$__________

	3. Depreciation	$__________

	4. Amortization expense	$__________

	5. Non-cash stock-based compensation expense	$__________

	6. Stock-based compensation payable in cash (not to exceed $250,000 per fiscal year)	$__________

	7. Foreign currency gains and losses	$__________

	8. Gain or loss resulting from the change in the value of contingent consideration and non-recurring transaction and integration costs related to acquisitions that occurred prior to the Effective Date	$__________

	9. Gain or loss resulting from the change in the value of contingent consideration and non-recurring transaction and integration costs related to acquisitions occurring on or after the Effective Date to the extent approved by Bank on a case-by-case basis in its sole discretion	$__________

	10. The sum of lines 1 through 9	$__________

C.	Unfinanced capital expenditures	$__________

D.	Capitalized software expenses	$__________

E.	The sum of lines C and D

F.	Adjusted EBITDA (line A plus line B.10 minus line E)	$__________

Is line F equal to or greater than the required amount set forth above?

No, not in compliance	Yes, in compliance